N-SAR EXHIBIT 77C

OPPENHEIMER VARIABLE ACCOUNT FUNDS, on behalf of
OPPENHEIMER VALUE FUND/VA

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of the Oppenheimer Variable Account Funds, on behalf of Oppenheimer Value Fund/VA (the “Fund”) was held at which the twelve Trustees identified below were elected to the Trust (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                               859,155,000                                36,277,763
Edward L. Cameron                                  860,463,149                                34,969,615
Jon S. Fossel                                             861,382,389                                34,050,375
Sam Freedman                                           860,173,958                                35,258,806
Richard F. Grabish                                    862,692,974                                32,739,789
Beverly L. Hamilton                                  862,904,192                                32,528,571
Robert J. Malone                                       862,354,488                                33,078,275
F. William Marshall, Jr.                            860,997,182                                34,435,581
Victoria J. Herget                                       861,814,105                                33,618,659
Karen L. Stuckey                                       861,434,246                                33,998,517
James D. Vaughn                                       861,208,178                                34,224,585
William F. Glavin, Jr.                                 861,148,846                                34,283,917

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
533,826                          14,414                                21,771                                N/A

2b:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
533,826                           14,414                                21,771                                N/A

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
531,949                           14,414                                23,647                                N/A

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
539,895                           8,345                                21,771                                N/A

2e-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
531,949                         16,290                                21,771                                N/A

2e-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
531,949                          14,414                                23,647                                N/A

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
539,895                           8,345                                21,771                                N/A

2g:  Proposal to revise the fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
539,895                           8,345                                21,771                                N/A

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
821,085,084              23,597,959                                50,749,721                                N/A